UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 9, 2007

FUEL SYSTEMS SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32999	20-3960974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3030 South Susan Street, Santa Ana, California	92704
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 656-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Report contains 5 pages

The Exhibit Index is located on page 5.

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

Stock Option Investigation

On August 14, 2007, Fuel Systems Solutions, Inc. (the “Company”) issued a press release announcing the conclusion of the Company-initiated, voluntary review of the Company’s stock option grant practices during the period of 1996 to 2006. The review was conducted under the oversight of a Special Committee of the Board of Directors with the assistance of outside legal counsel and accounting experts.

The Special Committee’s factual findings were largely consistent with earlier, interim factual findings reported to the Board, a summary of which was disclosed by the Company as part of its Current Report on Form 8-K dated July 26, 2007.

The Special Committee concluded that different measurement dates should have been used for financial accounting purposes for certain stock option grants issued in the past. As a result, the Company will need to restate historical financial statements to recognize non-cash charges for stock-based compensation expense for fiscal years 2001 to 2005 and for each quarter in fiscal years 2004, 2005 and 2006. The Company presently believes that the restatement will not affect its revenues, cash flows, or cash balances for those periods. The Company has not yet determined the tax consequences that may result from these matters or whether tax consequences will give rise to monetary liabilities which may have to be satisfied in any future period. The Company estimates that the out-of-pocket costs of the review and restatement, including the fees of outside legal counsel, accounting experts, tax experts and independent registered public accountants, will be approximately $5.0 million.

In addition to presenting its findings to the Board on August 9, 2007, the Special Committee recommended that the Board accept, and the Board did accept, the following remedial measures and additional actions:

•	Seeking remittance of proceeds resulting from misdating from certain former executives;

•	Requiring corporate governance training for board members;

•	Requiring specialized training for the Company’s Chief Executive Officer and Chief Financial Officer;

•	Formalizing job descriptions and scope of responsibilities for senior management; and

•	Formalizing internal control improvements.

The Company reported the Special Committee’s findings to the Securities and Exchange Commission and continues to cooperate with the Securities and Exchange Commission regarding matters relating to the Company’s voluntary review of its historical stock option grant practices.

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As previously reported, management has concluded, and the Company’s Board of Directors has concurred with the conclusion, that the Company’s financial statements and the related reports or interim reviews of its independent registered public accounting firm, and all earnings press releases and similar communications issued by the Company for fiscal periods commencing on or after January 1, 2001, should no longer be relied upon.

The Company intends to restate the applicable financial statements in connection with the filing of its Form 10-K for the fiscal year ended December 31, 2006 and is working expeditiously to complete and file this Form 10-K, as well as the quarterly reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007. At this time, the Company is unable to determine when such filings will be made.

The Chairman of the Special Committee has discussed the matters disclosed in this Item 4.02(a) with BDO Seidman LLP, the Company’s independent registered public accountants.

A copy of the press release issued by the Company announcing the foregoing is attached as Exhibit 99.1, and is incorporated herein by reference.

Forward Looking Statements

This current report on Form 8-K contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, the timing of the filing of the Company’s periodic reports with the SEC, effects of the restatement on the Company’s revenues, cash flows or cash balances, the tax effects of the restatement, the out-of-pocket costs of the review and restatement and the Company’s ability to remediate the issued identified by the Special Committee. Such statements are only predictions, and the company’s actual results may differ materially. Factors that may cause the company’s results to differ include, but are not limited to, possible delays in filing the Company’s required periodic reports, inaccuracies in the Company’s expectations regarding the above-mentioned tax and accounting matters and the risk that results of government inquiries and possible regulatory action or private litigation may adversely affect the Company’s financial condition or financial statements.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

99.1	Press Release dated August 14, 2007

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUEL SYSTEMS SOLUTIONS, INC.

Dated: August 14, 2007	By:	/s/ Thomas M. Costales
Thomas M. Costales
Chief Financial Officer and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 14, 2007

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